UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2011

VIEWPOINT FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 W. 15th Street, Plano, Texas 75075

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 578-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On August 26, 2011, ViewPoint Financial Group, Inc. (the “Company”) issued a press release announcing its intention to repurchase up to 5% of its total common shares outstanding, or approximately 1,741,975 shares, in the open market, based on prevailing market prices, over a period beginning on August 30, 2011, continuing until the earlier of the completion of the repurchase or the next twelve months, depending upon market conditions. The Board of Directors of the Company also authorized management to enter into a trading plan with Sandler O’Neill & Partners, LP in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to facilitate repurchases of its common stock pursuant to the above mentioned stock repurchase program (the “Rule 10b5-1 plan”). Please reference the Company’s Form 8-K filing on August 26, 2011, for further details of the Rule 10b5-1 plan.

The Rule 10b5-1 plan provides that the Rule 10b5-1 plan will terminate on the date of the public announcement of an acquisition as a result of which the Company’s common stock is to be exchanged or converted into securities or property. On December 8, 2011, the Company announced the acquisition of Highlands Bancshares, Inc. in a stock-for-stock transaction, which terminated the rule 10b5-1 plan under this provision. Prior to termination, 1,100,100 shares were repurchased under the Rule 10b5-1 plan at an average price of $11.83. On December 19, 2011, the Company issued a press release announcing the termination of the Rule 10b5-1 plan. The press release is attached to this report as Exhibit 99.1, which is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Press release dated December 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP, INC.

Date: December 19, 2011	By:	/s/ Pathie E. McKee
Pathie E. McKee, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 19, 2011